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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of Panolam Industries International, Inc. of our report dated March 12, 1999 relating to the financial statements of Panolam Group, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                    PricewaterhouseCoopers LLP

Stamford, Connecticut
May 14, 1999